www.TractorSupply.com

TRACTOR SUPPLY COMPANY DECLARES QUARTERLY DIVIDEND AND
AUTHORIZES $1 BILLION INCREASE IN ITS SHARE REPURCHASE PROGRAM

Brentwood, TN, November 1, 2016 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today announced that its Board of Directors declared a quarterly cash dividend of $0.24 per share of the Company’s common stock. The dividend will be paid on November 29, 2016, to stockholders of record as of the close of business on November 14, 2016.

The Board also authorized a $1 billion increase to its existing share repurchase program, bringing the total amount authorized to date under the program to $3 billion. The program, established in February 2007, has also been extended through December 31, 2020. As of September 24, 2016, the Company had repurchased 48.4 million shares of common stock (adjusted to reflect the effect of stock splits) for approximately $1.6 billion. While the repurchase plan does not obligate the Company to repurchase any shares, the remaining $1.4 billion under the expanded share repurchase program represents approximately 16% of the Company’s outstanding shares at current prices.

Greg Sandfort, Chief Executive Officer, stated, “We are committed to driving long-term shareholder value through a balanced, strategic approach by managing growth, cash flow and capital allocation. We believe the Board’s decision to increase the share repurchase authorization underscores their confidence in the Company’s long-term growth, financial return and strong business model.”

Anthony Crudele, Chief Financial Officer, commented, “The business continues to produce significant cash flow, providing us with substantial financial liquidity and a strong balance sheet. We have the financial capacity to continue to make investments in technology, supply chain and our stores to enhance operational efficiencies. As a result of our strong cash flow and our disciplined approach to capital allocation, we also have the opportunity to continue returning excess cash to our shareholders in a balanced manner through dividends and share repurchase.”

The share repurchases may be made from time to time in the open market or through privately negotiated transactions at management’s discretion, depending on market conditions and other factors, in accordance with Securities and Exchange Commission and other applicable legal requirements. The authorization for the share repurchase program may be terminated, increased or decreased by the Company’s Board of Directors at any time.

About Tractor Supply Company
At September 24, 2016, Tractor Supply Company operated 1,575 stores in 49 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers and others who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located primarily in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including heating, lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding the Company’s plans relating to share repurchases and dividends, plans to return capital to shareholders, the Company’s business model, growth and results of operations and anticipated investments in the business. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on the business, competition, weather conditions, the seasonal nature of the business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.